                                                                EXHIBIT 99.1(c)

          MERRILL LYNCH RETIREMENT BENEFIT INVESTMENT PROGRAM, INC.

                            ARTICLES OF AMENDMENT

                       TO THE ARTICLES OF INCORPORATION

                MERRILL LYNCH RETIREMENT BENEFIT INVESTMENT PROGRAM, INC., a Maryland corporation having its principal Maryland office c/o the Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202 hereinafter called the "Corporation". hereby certifies to the State Department of Assessments and Taxation of Maryland that:
                FIRST: The charter of the Corporation is hereby amended by deleting Article II thereof in its entirety and inserting the following in lieu thereof:

                                  Article II
                                     NAME
                                     ----
                        The name of the Corporation is MERRILL LYNCH
                        BALANCED FUND FOR INVESTMENT AND RETIREMENT,
                        INC. (The "Corporation")

                SECOND: The foregoing amendment has been effected in the manner and by the vote required by the Corporation's charter and the laws of the State of Maryland. The amendment is limited to a change expressly permitted by Section 2-605(a)(4) of the Maryland Corporations and Assiociations Code to be made without action by the stockholders and was approved by a majority of the entire Board of Directors of the Corporation. The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

                THIRD: Except as amended hereby, the Corporat ion's charter shall remain in full force and effect.

                FOURTH: The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.

                The President acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters set forth in these Articles of Amendment with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

                IN WITNESS WHEREOF, MERRILL LYNCH RETIREMENT BENEFITS INVESTMENT PROGRAM, INC. Has caused these Articles of Amendment to be signed in its name and on its behalf by its President, a duly authorized officer of the Corporation, and attested by its Secretary as of the 20th day of December, 1994.


                                           MERRILL LYNCH RETIREMENT BENEFIT
                                           INVESTMENT PROGRAM, INC.


                                           /S/Arthur Zeikel
                                          -------------------------------
                                              Arthur Zeikel
                                              President


Attest:



/s/ Jerry Weiss
----------------------------
Jerry Weiss
Secretary


                                      -2-